Exhibit 10.106
certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. the omitted material has been filed separately with the securities and exchange commission.
AMENDMENT No. 6 to the License Agreement for Interferon Gamma
THIS AMENDMENT NUMBER SIX TO THE LICENSE AGREEMENT FOR INTERFERON GAMMA (“Amendment”) is entered into effective February 27, 2006 (the “Amendment Effective Date”), by and between Genentech, Inc. (“Genentech”) and InterMune, Inc. (“InterMune”). Genentech and InterMune may each be referred to herein as a “Party” and jointly as the “Parties.”
RECITALS
     WHEREAS, Genentech and InterMune are each parties to that certain License Agreement for Interferon Gamma executed on May 5, 1998, as amended to date (the “Agreement”); and
     WHEREAS, Genentech and InterMune desire to further amend the Agreement as specified herein below.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and intending to be legally bound, Genentech and InterMune hereby agree as follows:
1. Except as modified and/or amended herein, all of the terms, covenants and conditions contained in the Agreement shall remain unchanged and in full force and effect. The term “Agreement”, as used in the Agreement, and all other instruments and agreements executed thereunder, shall for all purposes refer to the Agreement as amended by this Amendment. This Amendment may be executed in counterpart, each of which shall be deemed to be an original, and such counterparts together shall constitute one instrument. In the event of a conflict among the terms and conditions of this Amendment, and the Agreement, the following order of precedence shall prevail:
     a. this Amendment; and
     b. the Agreement.
2. Changes to the Agreement. The following changes are hereby made to the Agreement:
          (a) Section 3.2. Section 3.2 is hereby deleted in its entirety and replaced with the following new Section 3.2:
     “3.2 Diligence. InterMune shall use its Best Efforts to develop and commercialize Licensed Products in the Field of Use and in the Gene Therapy Field of Use, in accordance with the development plan roadmap set forth on Exhibit E hereto (the “Development Plan Roadmap”).”

          (b) Section 3.3. Section 3.3 is hereby deleted in its entirety and replaced with the following new Section 3.3:
     “3.3 Review of Clinical Development Plan and Marketing Programs. On or about each August 1 during the term of this Agreement, InterMune shall supply Genentech with a report on InterMune’s development and marketing programs for Licensed Products in the Field of Use and the Gene Therapy Field of Use in the Territory. The report shall include the following: (i) a description of InterMune’s progress in such programs during the twelve (12) months prior to the date of each such report, and (ii) a description of InterMune’s planned development and marketing programs for the twelve (12) months after the date of each such report. Genentech shall have the right to comment on the development and marketing programs, and at Genentech’s discretion, the Parties shall meet to discuss and agree upon changes to such development and marketing programs.”
          (c) Section 3.8. Section 3.8 is hereby deleted in its entirety and replaced with the following new Section 3.8:
     “3.8 Clinical Development Reports. In connection with InterMune’s reporting obligations set forth in Section 3.3 hereof with respect to the development of Licensed Products and clinical studies conducted by InterMune hereunder, InterMune shall provide to Genentech any information/report set forth in Exhibit F hereto as may be requested by Genentech in writing. InterMune shall submit such information/report to Genentech as promptly as reasonably practicable after such reports are completed or such applicable information is available.”
          (d) Exhibit E. Exhibit E is hereby deleted in its entirety and replaced with the new Exhibit E attached hereto.
In Witness Whereof, the Parties have caused this Amendment to be executed by the respective duly authorized officers as of the date first written above.

GENENTECH, INC.		INTERMUNE, INC.

By:	/s/ Joseph S. McCracken	By:	/s/ Tom Kassberg

Printed Name: Joseph S. McCracken		Printed Name: Tom Kassberg

Title: VP Business Development		Title: Sr. VP Corporate Development

Exhibit E
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*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.